Exhibit 99.1










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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             GENESEE & WYOMING INC.,

                           ETR ACQUISITION CORPORATION

                                       and

                        EMONS TRANSPORTATION GROUP, INC.

                          Dated as of December 3, 2001










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                                TABLE OF CONTENTS




ARTICLE I The Merger...........................................................1
     1.1   The Merger..........................................................1
     1.2   Closing.............................................................1
     1.3   Effective Time......................................................2
     1.4   Effects of the Merger...............................................2
     1.5   Conversion of Company Common Stock..................................2
     1.6   Options, Warrants and Restricted Stock..............................3
     1.7   Certificate of Incorporation........................................4
     1.8   Bylaws..............................................................4
     1.9   Directors and Officers of Surviving Corporation.....................4
     1.10   Alternate Transaction Structures...................................4

ARTICLE II Exchange of Shares..................................................5
     2.1   Establishment of Exchange Fund......................................5
     2.2   Exchange of Shares..................................................5

ARTICLE III Representations and Warranties of Company..........................6
     3.1   Corporate Organization..............................................6
     3.2   Capitalization......................................................8
     3.3   Authority; No Violation.............................................9
     3.4   Consents and Approvals.............................................10
     3.5   Regulatory Reports.................................................11
     3.6   Broker's Fees; Opinion of Company Financial Advisor................11
     3.7   Absence of Certain Changes or Events...............................12
     3.8   Legal Proceedings..................................................12
     3.9   Taxes and Tax Returns..............................................12
     3.10   Employees.........................................................15
     3.11   SEC Reports.......................................................17
     3.12   Financial Statements..............................................18
     3.13   Licenses; Compliance with Applicable Law..........................18
     3.14   Certain Contracts.................................................18
     3.15   Agreements with Regulatory Agencies...............................20
     3.16   Investment Securities.............................................20
     3.17   Interest Rate Risk Management Instruments.........................20
     3.18   Undisclosed Liabilities...........................................20
     3.19   Environmental Liability...........................................21
     3.20   Information Supplied..............................................21
     3.21   Insurance.........................................................22
     3.22   Intellectual Property.............................................22
     3.23   Rights Agreement..................................................22

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     3.24   State Anti-Takeover Statutes......................................22
     3.25   Properties........................................................23
     3.26   Relations with Principal Customers................................23

ARTICLE IV Representations and Warranties of Parent and Sub...................24
     4.1   Corporate Organization.............................................24
     4.2   Authority; No Violation............................................24
     4.3   Consents and Approvals.............................................25
     4.4   Broker's Fees......................................................25
     4.5   Information Supplied...............................................25
     4.6   Financial Capability...............................................25

ARTICLE V Covenants Relating to Conduct of Business...........................25
     5.1   Conduct of Company Businesses Prior to the Effective Time..........25
     5.2   Forbearances of Company............................................26
     5.3   Transition.........................................................28
     5.4   Notification of Tax Proceedings....................................29

ARTICLE VI Additional Agreements..............................................29
     6.1   Company Stockholders Meeting; Preparation of Proxy Statement.......29
     6.2   Reasonable Best Efforts............................................30
     6.3   Access to Information..............................................31
     6.4   Indemnification; Directors' and Officers' Insurance................32
     6.5   Additional Agreements..............................................33
     6.6   Advice of Changes..................................................33
     6.7   No Solicitation....................................................33
     6.8   Publicity..........................................................35
     6.9   Stockholder Litigation.............................................35
     6.10   Anti-Takeover Provisions..........................................35
     6.11   Stop Transfer.....................................................35
     6.12   Parent Other Actions..............................................36

ARTICLE VII Conditions Precedent..............................................36
     7.1   Conditions to Each Party's Obligation To Effect the Merger.........36
     7.2   Conditions to Company's Obligations to Effect the Merger...........37
     7.3   Conditions to Parent's and Sub's Obligations to Effect the Merger..37

ARTICLE VIII Termination and Amendment........................................38
     8.1   Termination........................................................38
     8.2   Effect of Termination..............................................40
     8.3   Amendment..........................................................41
     8.4   Extension; Waiver..................................................41

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ARTICLE IX General Provisions.................................................41
     9.1   Nonsurvival of Representations, Warranties and Agreements..........41
     9.2   Expenses...........................................................42
     9.3   Notices............................................................42
     9.4   Interpretation.....................................................43
     9.5   Counterparts; Facsimile............................................43
     9.6   Entire Agreement...................................................43
     9.7   Governing Law......................................................43
     9.8   Severability.......................................................43
     9.9   Assignment; Third Party Beneficiaries..............................43
     9.10  Enforcement........................................................44
















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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of December 3, 2001 (this "AGREEMENT") by and among GENESEE & WYOMING INC., a Delaware corporation ("PARENT"), ETR ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("SUB"), and EMONS TRANSPORTATION GROUP, INC., a Delaware corporation ("Company").

         WHEREAS, the respective Boards of Directors of Parent, Sub and Company have determined that the merger of Sub with and into Company (the "MERGER"), with Company as the surviving corporation of the Merger (the "SURVIVING CORPORATION"), upon the terms and subject to the conditions set forth in this Agreement, is advisable and fair to and in the best interests of their respective stockholders;

         WHEREAS, as an inducement and condition to Parent and Sub entering into this Agreement, and concurrently with the execution of this Agreement, certain officers and directors of Company are executing and delivering to Parent a Voting Agreement (the "SUPPORT AGREEMENT") dated as of the date hereof; and

         WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions therefor.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.3), Sub shall merge with and into Company. Company shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Sub shall terminate.

         1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., New York City time, on the second business day after satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date (as defined in this Section 1.2), but subject to satisfaction or waiver of such conditions on the Closing Date) set forth in
Article VII (the "CLOSING DATE"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.



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         1.3 EFFECTIVE TIME. As soon as practicable following the Closing, the parties shall file a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or at such later time as is agreed by Parent and Company and specified in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

         1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL, including Sections 259, 260 and 261 of the DGCL.

         1.5 CONVERSION OF COMPANY COMMON STOCK. At the Effective Time by virtue of the Merger and without any action on the part of Parent, Sub, Company or the holder of any of the following securities:

         (a) Each share of common stock, par value $0.01 per share, of Company (the "COMPANY COMMON STOCK"), together with the associated common stock purchase rights (the "COMPANY RIGHTS") under the Company Rights Agreement (as defined in Section 3.23) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled pursuant to Section 1.5(c) and Dissenting Shares, as defined in Section 1.5(d)) shall be converted into the right to receive $2.50 in cash payable to the holder thereof, without interest thereon (the "MERGER CONSIDERATION"), less any required withholding taxes.

         (b) All of the shares of Company Common Stock and Company Rights issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each a "COMMON CERTIFICATE") previously representing any such shares of Company Common Stock and Company Rights (other than shares canceled pursuant to Section 1.5(c) and Dissenting Shares) shall thereafter represent solely the right to receive the Merger Consideration into which the shares of Company Common Stock and Company Rights represented by such Common Certificate have been converted pursuant to this Section 1.5.

         (c) At the Effective Time, all shares of Company Common Stock that are held by Company as treasury stock, if any, or by Parent or any of Parent's wholly owned Subsidiaries (as defined in Section 3.1(a)) shall automatically be canceled and shall cease to exist, and no cash, stock of Parent or other consideration shall be delivered in exchange therefor.

         (d) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by holders (if any) who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL and, as of the Effective Time, have not failed to perfect or have not effectively withdrawn or lost their rights to appraisal and payment under Section 262 of the DGCL ("DISSENTING SHARES") shall not be converted into the right to

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    receive the Merger Consideration as described in Section 1.5(a), but holders of such shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of such Section 262, except that any Dissenting Shares held by a holder who shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal and payment under Section 262 of the DGCL shall thereupon be deemed to have been converted into the right to receive the Merger Consideration, less any required withholding taxes, and shall no longer be considered Dissenting Shares. Any holder of Dissenting Shares who becomes entitled to payment for such holder's Company Common Stock pursuant to such
    Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation. Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL received by Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of capital stock of Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         (e) Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one identical share of the common stock of the Surviving Corporation and shall constitute the only issued and outstanding capital stock of the Surviving Corporation following the Effective Time.

         1.6 OPTIONS, WARRANTS AND RESTRICTED STOCK. (a) Immediately prior to the Effective Time, each employee, consultant and director stock option to purchase shares of Company Common Stock (each, a "COMPANY OPTION") and each Company Warrant (as defined in Section 3.2) which is then outstanding and unexercised, whether or not then exercisable, shall be (or, if not previously vested and exercisable, shall become) vested and exercisable (provided that any Company Option or Company Warrant as to which the per share exercise price exceeds the Merger Consideration shall not be exercisable and shall be canceled without consideration therefor) and such Company Options and Company Warrants immediately thereafter shall be canceled by Company pursuant to this Section 1.6, and each holder of a canceled Company Option or Company Warrant shall be entitled to receive at the Effective Time or as soon as practicable thereafter from Company in consideration for the cancellation of such Company Option or Company Warrant an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Company Option or Company Warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Company Option or Company Warrant, less any applicable withholding taxes.

         (b) Immediately prior to the Effective Time, each share of restricted Company Common Stock held by an employee, consultant or director of Company or its Subsidiaries ("COMPANY RESTRICTED STOCK"), which is then outstanding and restricted, shall become vested and such Company Restricted Stock immediately thereafter shall be converted into the right to receive Merger Consideration.

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         (c) Company shall (i) take all actions necessary and appropriate so that all stock or other equity based plans maintained with respect to Company Common Stock (the "COMPANY STOCK PLANS"), including, without limitation, the plans listed in Section 3.10(a) of the Company Disclosure Schedule, shall terminate as of the Effective Time and that any other Employee Plan (as hereinafter defined in Section 3.10) providing for the issuance, transfer or grant of any capital stock of Company or any interest in respect of any capital stock of Company shall be amended to provide that no further issuances, transfer or grants shall be permitted as of the Effective Time and (ii) provide that, following the Effective Time, no holder of a Company Option, a Company Warrant or Company Restricted Stock or any participant in any Company Stock Plan shall have any right thereunder to acquire or receive any capital stock of Company, Parent or the Surviving Corporation. Prior to the Effective Time, Company shall use reasonable best efforts to (x) obtain all necessary consents from, and provide (in a form acceptable to Parent) any required notices to, holders of Company Options and Company Restricted Stock and (y) amend the terms of the applicable Company Stock Option, Company Restricted Stock and Company Stock Plan, in each case as is necessary to give effect to the provisions of this
Section 1.6.

         1.7 CERTIFICATE OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the certificate of incorporation of Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and by the DGCL.

         1.8 BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the bylaws of Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein and by the DGCL.

         1.9 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. At the Effective Time, the directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, to hold office in accordance with the Surviving Corporation's bylaws and applicable law.

         1.10 ALTERNATE TRANSACTION STRUCTURES. The parties agree that Parent may at any time change the method of effecting the Merger, including by merging Company with and into Parent or by merging Company with and into a direct or indirect wholly owned subsidiary of Parent, and Company shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement; PROVIDED, HOWEVER, that any such actions shall not (a) alter or change the amount or kind of consideration to be issued to holders of Company Common Stock, Company Options or Company Warrants as provided for in this Agreement or the timing of payment therefor as provided herein, (b) adversely affect the tax treatment to Company's stockholders as a result of receiving the Merger Consideration, or (c) materially delay or make materially more difficult the receipt of any approval referred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.

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                                   ARTICLE II

                               Exchange of Shares

         2.1 ESTABLISHMENT OF EXCHANGE FUND. Prior to the Effective Time, Parent shall designate a bank or trust company to act as exchange agent (the "EXCHANGE AGENT") for the payment of the Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, cash (such cash being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

         2.2 EXCHANGE OF SHARES. (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record as of the Effective Time of one or more Common Certificates (other than with respect to shares of Company Common Stock canceled pursuant to Section 1.5(c)) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for the Merger Consideration. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, covering such Common Certificate, the holder of such Common Certificate shall be entitled to receive in exchange therefor a check representing the amount of the Merger Consideration, less any required withholding taxes, and the Common Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration payable to holders of Common Certificates.

         (b) If the payment of the Merger Consideration is to be made to a person other than the registered holder of the Common Certificate surrendered in exchange therefor, it shall be a condition to the payment thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance, delivery or payment of such Merger Consideration to any person other than the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock, which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the applicable Merger Consideration as provided in this Article II.

         (d) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Company for 6 months after the Effective Time shall be paid to Parent. Any stockholders of Company who have not theretofore complied with this
Article II shall thereafter look only to Parent for payment of the Merger

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Consideration, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the Merger Consideration.

         (f) All cash paid upon the surrender of the Common Certificates in accordance with the terms of Articles I and II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the Company Common Stock and Company Rights theretofore represented by such Common Certificates; SUBJECT, HOWEVER, to the Surviving Corporation's obligation, with respect to shares of Company Common Stock outstanding immediately prior to the Effective Time, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

         (g) The Exchange Agent shall invest any funds in the Exchange Fund as directed by Parent; PROVIDED, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any interest and other income resulting from such investments shall be paid to Parent.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

      Company hereby represents and warrants to Parent and Sub as follows:

         3.1 CORPORATE ORGANIZATION. (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction (whether federal, state, local or foreign) in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (individually or in the aggregate) could not reasonably be expected to have a

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Material Adverse Effect on Company. As used in this Agreement, (i) the term
"MATERIAL ADVERSE EFFECT" means, with respect to Company, a material adverse effect on the business, assets (tangible or intangible), liabilities, operations, condition (financial or otherwise), results of operations or prospects of Company and its Subsidiaries taken as a whole, or on the ability of Company to perform its obligations under and to consummate the transactions contemplated by this Agreement on a timely basis; PROVIDED, HOWEVER, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect the cause of which is (A) a change (including a change in general economic conditions) affecting railroad transportation companies generally, (B) any action or omission of Company or Parent taken with the prior consent of Parent or Company, as applicable, in contemplation of the Merger and
(C) any action not taken or omission made by Company because the consent thereto reasonably requested by Company from Parent to conduct ordinary business operations was denied or not acted upon in a timely manner by Parent; and (ii) the term "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (x) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (y) a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or other body performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. Section 3.1(a) of the Company disclosure schedule delivered to Parent concurrently herewith (the "COMPANY DISCLOSURE SCHEDULE") contains true and complete copies of the certificate of incorporation and bylaws of Company, as in effect as of the date of this Agreement. Such organizational documents are in full force and effect and no other organizational documents are applicable to or binding upon Company. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         (b) Part I of Section 3.1(b) of the Company Disclosure Schedule sets forth a complete and correct list of all of Company's Subsidiaries (each a "COMPANY SUBSIDIARY", and collectively the "COMPANY SUBSIDIARIES") and indicates, as to each such Subsidiary, the number and type of outstanding shares of capital stock or other equity securities of each such Subsidiary, any issued and outstanding options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, and any contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip, rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities and the identity of the parties to any such agreements or arrangements. All of the outstanding shares of capital stock or other securities evidencing ownership of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and such shares or other securities are owned by Company or its wholly owned Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest (a "LIEN") with respect thereto, except for Liens thereon in connection with the Company's Amended and Restated Loan and Security Agreement dated as of December 21, 1998 with LaSalle National Bank (the "LASALLE AGREEMENT"). Each Company Subsidiary (i) is a duly

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organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified (except for jurisdictions in which the failure to be so licensed or qualified (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect on Company) and (iii) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted. Except for (i) the ownership interests set forth in Part II of Section 3.1(b) of the Company Disclosure Schedule and (ii) the ownership interests in its Subsidiaries disclosed in Part I of Section 3.1(b) of the Company Disclosure Schedule, Company does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or similar right to acquire any equity or other ownership interest which represents 5% or more of the outstanding shares of any class of voting securities or ownership interests in any entity. Part III of Section 3.1(b) of the Company Disclosure Schedule provides a complete and accurate description of all partnership, joint venture and similar investments held by Company or any Company Subsidiary, including, without limitation, all such investments in which any Company employee or affiliate serves as a director. Company has provided or made available to Parent a complete and accurate copy of all such partnership, joint venture or similar agreements to which Company or any Company Subsidiary is a party. Neither Company nor any Company Subsidiary is subject to any obligation or requirement to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any entity.

         (c) Company has made available to Parent the minute books of Company, which accurately reflect in all material respects all corporate meetings and actions held or taken since June 30, 1998 by its stockholders and Board of Directors (including committees of the Board of Directors of Company).

         3.2 CAPITALIZATION. The authorized capital stock of Company consists of 30,000,000 shares of Company Common Stock and 3,000,000 shares of $.14 Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"). As of November 30, 2001, (i) 7,909,592 shares of Company Common Stock were issued and outstanding, (ii) 832,788 shares of Company Common Stock were held in treasury, (iii) no shares of Preferred Stock were issued or outstanding, (iv) certain shares of Company Common Stock that were reserved for issuance upon the exercise of the Company Rights and (v) 50,000 shares of Company Common Stock were reserved for issuance upon the exercise of warrants to purchase 50,000 shares of Company Common Stock ("COMPANY WARRANTS"). All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Company Common Stock which are issuable upon exercise of Company Options or Company Warrants have been duly authorized and reserved for issuance and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Part I of Section 3.2 of the Company Disclosure Schedule sets forth, in each case as of November 30, 2001,
(i) the number of shares of Company Common Stock that were reserved for issuance upon the exercise of authorized but unissued stock options pursuant to the Company Stock Plans, (ii) the number of shares of Company Common Stock issuable upon the exercise of outstanding Company Options pursuant to the Company Stock Plans and (iii) the number of shares of Company Common Stock that were reserved for issuance under Company's restricted stock plans or otherwise. Part III of
Section 3.2 of the Company Disclosure Schedule sets forth a list, as of November 30, 2001, of the holders of record of the Company Warrants the number of shares subject to each such Company Warrant, the expiration date of each such Company Warrant and the price at which each such Company Warrant may be exercised. Except as set forth above in this Section 3.2 or in Part I or Part II of Section
3.2 of the Company Disclosure Schedule, no other shares of Company Common Stock, capital stock or other equity or voting securities of Company were outstanding or reserved for issuance. Part II of Section 3.2 of the Company Disclosure Schedule sets forth a list, as of November 30, 2001, of the holders of Company Options, the date of grant of each Company Option granted and outstanding, the number of shares subject to each such option, the expiration date of each such option, the vesting schedule of each such option and the price at which each such option may be exercised under the applicable Company Stock Plan. Except as set forth in Part III of Section 3.2 of the Company Disclosure Schedule, since June 30, 2001, Company has not (i) issued any shares of its capital stock or other equity or voting securities or any securities convertible into or exercisable or exchangeable for any shares of its capital stock or other equity or voting securities or (ii) taken any action which would cause an antidilution adjustment under any outstanding options or warrants. There are no outstanding bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company or any of its Subsidiaries is a party or by which any of them is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Company or of any of its Subsidiaries or obligating Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries. Except as set forth in
Part IV of Section 3.2 of the Company Disclosure Schedule, there are no agreements or arrangements pursuant to which Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or other agreements or arrangements with or, to the knowledge of Company, among any securityholders of Company with respect to securities of Company. There are no voting, sale, transfer or other similar agreements to which Company or any of its Subsidiaries is a party with respect to the capital stock of Company or its Subsidiaries or any other securities of Company or its Subsidiaries which are convertible or exchangeable into or exercisable for shares of the capital stock of Company or its Subsidiaries. None of the shares of Company Common Stock are held, directly or indirectly, by any of the Company Subsidiaries.

         3.3 AUTHORITY; NO VIOLATION. (a) Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Company, at a meeting duly called and held, has (the "COMPANY BOARD RECOMMENDATION") (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the holders of shares of Company Common Stock, (ii) duly approved and adopted a resolution containing this Agreement and approved the execution and delivery of this Agreement and the transactions contemplated hereby, including the Merger, and approved the execution and performance of the Support Agreement, and (iii) resolved to recommend that the holders of shares of Company Common Stock vote to approve and adopt this Agreement. The Board of Directors of Company has directed that this Agreement be submitted to Company's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon in connection with the Merger (the "COMPANY STOCKHOLDER APPROVAL") and the approval and filing of the Proxy Statement (as defined in Section 6.1), no other corporate proceedings on the part of Company or the Board of Directors of Company and no other votes or consents of any holders of Company securities are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery by Parent and Sub) constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

         (b) Neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or bylaws (or other constituent documents) of Company or any Company Subsidiary or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, permit, concession, franchise, license, lease, agreement, contract, or other instrument or obligation to which Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except in the case of clause (ii) above for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Company.

         3.4 CONSENTS AND APPROVALS. Except for (i) the Surface Transportation Board's exemption or approval of the Merger and the Support Agreement and the Canadian Transportation Administration's approval of the Merger (the "REGULATORY APPROVALS"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of the Schedule 14A containing the Proxy Statement (as defined herein),
(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) the Company Stockholder Approval, (vi) the filing with the SEC of such reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, (vii) the third party consents set forth on Section 3.4 of the Company Disclosure Schedule (the "THIRD PARTY CONSENTS") and (viii) such other consents, approvals, filings and registrations the failure to obtain which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a "GOVERNMENTAL ENTITY"), or of or with any Regulatory Agency (as defined in Section 3.5) or other third party, are necessary in connection with the execution and delivery by Company of this Agreement and the consummation by Company of the transactions contemplated by this Agreement. To the best knowledge of Company, there is no reason to believe that the Regulatory Approvals and Third Party Consents required to consummate the transactions contemplated by this Agreement (the "REQUISITE APPROVALS") cannot be obtained on a timely basis.

         3.5 REGULATORY REPORTS. Company and each of its Subsidiaries have filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1998 with (i) the SEC, (ii) any domestic or foreign industry self-regulatory organization ("SRO") and (iii) any other federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and all SROs, "REGULATORY AGENCIES"), and have timely paid all taxes, fees and assessments due and payable in connection therewith, except as to (ii) and (iii) where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Company. Except as disclosed in Section 3.5 of the Company Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the regular course of the business of Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of Company, investigation into the business or operations of Company or any of its Subsidiaries since June 30, 1998 involving a potential penalty or fine of more than $25,000. There is no material unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Company or any of its Subsidiaries.

         3.6 BROKER'S FEES; OPINION OF COMPANY FINANCIAL ADVISOR. (a) No broker, finder or investment banker (other than Ferris, Baker Watts, Incorporated (the "COMPANY FINANCIAL ADVISOR"), whose fee shall be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. Company has furnished to Parent a complete and correct copy of all agreements between Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

         (b) Company has received the written opinion of the Company Financial Advisor dated the date of this Agreement, to the effect that the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to Parent.

         3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Since June 30, 2001, except as specifically disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (the "SEPTEMBER 10-Q"), no event, change or circumstance has occurred which has had, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Company.

         (b) Except as set forth in Section 3.7(b) of the Company Disclosure Schedule or specifically disclosed in the September 10-Q, since June 30, 2001, Company and its Subsidiaries have, in all material respects, carried on their respective businesses only in the ordinary and usual course consistent with their past practices.

         (c) Except as disclosed in Section 3.7(c) of the Company Disclosure Schedule or specifically disclosed in the September 10-Q, since June 30, 2001, there has not occurred any event that, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.2 without the prior consent of Parent.

         (d) Except as set forth in Section 3.7(d) of the Company Disclosure Schedule or specifically disclosed in the September 10-Q, since June 30, 2001, there has not been any (i) increase in the compensation or fringe benefits of any present or former director, officer or employee of Company or its Subsidiaries (except for increases in salary or wages in the ordinary course of business consistent with past practice), (ii) grant of any severance or termination pay to any present or former director, officer or employee of Company or its Subsidiaries, (iii) loan or advance of money or other property by Company or its Subsidiaries to any of their present or former directors, officers or employees or (iv) establishment, adoption, entrance into, amendment or termination of any Employee Plan (as hereinafter defined in Section 3.10).

         3.8 LEGAL PROCEEDINGS. Except as set forth in Section 3.8 of the Company Disclosure Schedule, there are no suits, actions, counterclaims, proceedings (whether judicial, arbitral, administrative or other) or governmental, or regulatory investigations pending or, to the best knowledge of Company, threatened against or affecting Company or any of its Subsidiaries which could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. There is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Company or any of its Subsidiaries having, or which individually or in the aggregate could reasonably be expected to have, a Material Adverse Effect on Company.

         3.9 TAXES AND TAX RETURNS. (a) Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Company or any of its Subsidiaries is or has been a member, has filed all Tax Returns (as defined below) required to be filed by it on or prior to the date hereof in the manner provided by law. If not yet filed, such Tax Returns will be filed within the time prescribed by law (including extensions of time permitted by the appropriate Taxing Authority). All such Tax Returns are true, correct and complete in all material respects. Company and each of its Subsidiaries has paid or will pay on a timely basis all Taxes (as defined below) whether or not shown thereon to be due other than Taxes which (i) are being contested in good faith, (ii) have not been finally determined and (iii) for which an adequate reserve has been provided in accordance with GAAP. No claim has been made by any Taxing authority in a jurisdiction where any of Company or its Subsidiaries does not file Tax Returns with respect to one or more particular types of Taxes that it is or may be subject to such type or types of Tax by that jurisdiction.

         (b) Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, there are no examinations, audits, actions, proceedings, investigations or disputes pending, or claims asserted, for Taxes upon Company or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Taxing Authority with respect to Company or any of its Subsidiaries that have an impact on any Taxes for any taxable period ending after the Closing Date.

         (c) Proper and accurate amounts for all Taxes have been withheld by Company and its Subsidiaries in connection with amounts paid or owing on or prior to the date hereof to any employee, officer, creditor, stockholder, independent contractor or other person in compliance with the tax withholding provisions of applicable federal, state and local laws and have been paid, remitted or deposited to or with the appropriate Taxing Authorities except for such amounts, the failure of which to so withhold, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company. If not yet withheld, proper and accurate amounts for all Taxes will be so withheld and will be paid, remitted or deposited to or with the appropriate Taxing Authorities within the time prescribed by law (including extensions of time permitted by the appropriate Taxing Authority).

         (d) There are no Tax liens upon any property or assets of Company or any of its Subsidiaries except liens for Taxes not yet due and payable.

         (e) None of Company and its Subsidiaries has filed a consent under section 341(f) of the Code concerning collapsible corporations. None of Company and its Subsidiaries has been required to include in income any adjustment pursuant to section 481 of the Code (or any similar provision of state, local or foreign tax law) by reason of a voluntary change in accounting method initiated by Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method. None of Company or any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

         (f) Neither Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing consolidated federal income tax return (other than a group the common parent of which was Company), (ii) is a party to, or is bound by or has any obligation under, a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is Company) or similar contract, agreement or arrangement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person, or (iii) has any liability for the Taxes of any person (other than any of Company or its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (g) Neither Company nor its Subsidiaries shall be required to include in its taxable income in any taxable period ending after the Closing Date any material amounts (i) attributable to income accrued, but not recognized, in a prior taxable period or (ii) that were taken into account as income for financial accounting purposes prior to the Closing Date other than those amounts for which deferred taxes have been provided.

         (h) As of the Closing Date, Company and its direct and indirect domestic, wholly owned, corporate Subsidiaries will have not less than $31,000,000 (thirty-one million dollars) of available net operating losses for U.S. federal income tax purposes. Section 3.9(h) of the Company Disclosure Schedule accurately sets out the amounts of such net operating losses, (broken down by entity incurring the loss and the year in which each such loss arose) of Company and each of its Subsidiaries, which are or will be available for carryover to taxable periods beginning after the Closing Date. Prior to the Closing Date, there has not been any change of ownership of Company or any of its Subsidiaries within the meaning of Section 382 of the Code and the Treasury Regulations thereunder or any other limitation on the utilization of such net operating losses.

         For purposes of this Agreement, "CODE" shall mean the U.S. Internal Revenue Code of 1986, as amended, or any successor law. For purposes of this Agreement, "TAX" or "TAXES" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. For purposes of this Agreement, "TAXING AUTHORITY" shall mean, with respect to any Tax, the government entity or political subdivision thereof that imposes such Tax and the agency (if any) charged with the collection of such Tax for such entity or subdivision. For purposes of this Agreement, "TAX RETURN" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof. For purposes of this Agreement, "TREASURY REGULATIONS" shall mean the Treasury Regulations promulgated under the Code.

         3.10 EMPLOYEES. (a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") including, without limitation, multiemployer plans within the meaning of ERISA
Section 3(37)) and each employment, severance or similar contract or arrangement (whether or not written) and each plan, policy, fund, program, contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock options, other stock related rights, other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits, or post-employment or retirement benefits that (i) is entered into, maintained, administered or contributed to by Company, any of its Subsidiaries, or any entity which, together with Company or any of its Subsidiaries, would be treated as a single employer under Section 414 of the Code (each such entity, an "ERISA AFFILIATE") and (ii) covers any current or former employee, consultant, independent contractor or director of or with respect to Company or any of its Subsidiaries (each, an "EMPLOYEE PLAN"). Company has furnished to Parent accurate and complete copies of the Employee Plans (or, to the extent no copy exists, an accurate description thereof) (and, to the extent applicable, related trust agreements), all amendments thereto, all written interpretations thereof, as well as, with respect to each Employee Plan if applicable, (i) the three most recent annual reports (Form 5500 and attached schedules), (ii) audited financial statements for the three most recent years,
(iii) actuarial valuation reports for the three most recent years, (iv) attorney's response to auditor's request for information and (v) any summary plan description and other written communications (or a description of any oral communications) by Company or its Subsidiaries to their employees concerning the extent of the benefits provided under an Employee Plan.

         (b) Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, none of Company, any of its Subsidiaries or any ERISA Affiliate has at any time incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees or directors of Company or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code.

         (c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. Company has provided Parent with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, and has been maintained in good standing with applicable regulatory authorities. No event has occurred and no condition exists that would subject Company or its Subsidiaries, either directly or by reason of their affiliation with an ERISA Affiliate, to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Company. For each Employee

Plan with respect to which a Form 5500 has been filed, no material change has been occurred with respect to the matters covered by the most recent Form since the date thereof. No "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Employee Plan which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Company. All awards, grants or bonuses made pursuant to any Employee Plan have been, or will be, fully deductible to Company or its Subsidiaries notwithstanding the provisions of Section 162(m) of the Code and the regulations promulgated thereunder or any other applicable laws, rules and regulations.

         (d) There has been no amendment to, written interpretation of or announcement (whether or not written) by Company or any of its Subsidiaries or ERISA Affiliates relating to, or any change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

         (e) With respect to each Employee Plan that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA, as of the Closing Date, the assets of each such Employee Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Employee Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

         (f) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)) to which Company, its Subsidiaries or any ERISA Affiliate has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) none of Company, its Subsidiaries or any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Closing Date, Company, its Subsidiaries or any ERISA Affiliate were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

         (g) With respect to any Employee Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (the "PBGC") in respect of any Employee Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein, and (iv) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress.

         (h) Except as set forth in Section 3.10(h) of the Company Disclosure Schedule, no Employee Plan exists that, as a result of the transaction contemplated by this Agreement, could result in the payment to any current or former employee of Company or any of its Subsidiaries of any money or other property or could result in the acceleration or provision of any other rights or benefits to any such employee, whether or not such payment, right or benefit would constitute a parachute payment within the meaning of Code section 280G.

         (i) Except as set forth in Section 3.10(i) of the Company Disclosure Schedule and other than as provided in Section 1.6, no employee or former employee of Company or any of its Subsidiaries will become entitled to any bonus, retirement, job security or similar benefit or enhanced such benefit as a result of the transactions contemplated by this Agreement.

         (j) Other than specified in Part I of Section 3.10(j) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contracts or is the subject of any proceeding asserting that it or any Subsidiary has committed an unfair labor practice nor has Company or any of its Subsidiaries been the subject of any such proceeding during the past five years. During the past five years there has been, and as of the date of this Agreement there is, no pending or, to the knowledge of Company, threatened labor dispute, strike or work stoppage against Company or any of its Subsidiaries which interfered or would interfere with the respective business activities of Company or its Subsidiaries. During the past five years there has been, and as of the date of this Agreement there is, no action, suit, complaint, charge, arbitration, inquiry, proceeding, grievance or investigation by or before any court, government agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree or other representative of Company's employees pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries other than any which could not, individually or in the aggregate, have a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries is a party to or otherwise bound by, any consent, decree, or citation by any government entity relating to employees or employment practices. Except as specified in Part I of Section 3.10(j) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has closed any facility, effectuated any layoffs of employees other than in the ordinary course of business or implemented any early retirement, separation or voluntary separation window program within the past five years, nor has Company planned or announced any such action or program for the future. Except as set forth in Part II of
Section 3.10(j) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will Company or any of its Subsidiaries have any liability under any benefit or severance policy, practice, agreement, plan or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by Company or any of its Subsidiaries of any employee on or prior to the Closing Date.

         3.11 SEC REPORTS. Company has made available to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule, form and definitive proxy statement filed since June 30, 1997 by Company with the SEC pursuant to the Securities Act or the Exchange Act (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "COMPANY REPORTS"), and (b) communication mailed by Company to its stockholders since June 30, 1997 and which are not available on the SEC's Electronic Data Gathering, Analysis and

Retrieval ("EDGAR") System. As of their respective dates of filing or mailing, as the case may be, each Company Report and each such communication complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Report or communication, and as of such dates no such Company Report or communication (including any and all financial statements included therein) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since June 30, 1998, Company and each of its Subsidiaries has filed all reports and other documents required to be filed by them under the Securities Act and the Exchange Act on a timely basis.

         3.12 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including the notes thereto) included in the Company Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

         3.13 LICENSES; COMPLIANCE WITH APPLICABLE LAW. (a) Company and its Subsidiaries hold, and have been and are in compliance with, all permits, licenses, variances, exemptions, authorizations, orders and approvals ("PERMITS") of all Governmental Entities necessary for the operation of their respective businesses, except to the extent that the failure to so hold or comply with such Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, and there are no proceedings pending or, to the best knowledge of Company, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such Permit, nor, to the best knowledge of Company, do adequate grounds exist for any such action by any Governmental Entity.

         (b) Neither Company nor any of its Subsidiaries nor the conduct of any of their respective businesses is in conflict with, or in default or violation of, any statutes, laws, regulations, ordinances, Permits, rules, judgments, decrees or arbitration awards of any Governmental Entity applicable to Company or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

         3.14 CERTAIN CONTRACTS. Section 3.14 of the Company Disclosure Schedule includes a list of each (i) contract, arrangement, commitment or understanding with respect to the employment of any directors, executive officers or key employees, or with any consultants involving the payment of $25,000 or more per annum, (ii) contract, arrangement, commitment or understanding which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation

S-K of the SEC) that has not been filed as an exhibit to a Company Report, (iii) contract, arrangement, commitment or understanding which limits in any way the ability of Company or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, or which requires referrals of any business, (iv) contract, arrangement, commitment or understanding with or to a labor union or guild (including any collective bargaining agreement), (v) contract, arrangement, commitment or understanding (including, without limitation, any Company Employee Plan but excluding options, warrants and other securities identified in Section 3.2 or in Section 3.2 of the Company Disclosure Schedule) any of the benefits of which will be paid or increased, or the vesting of the benefits of which will be accelerated, by the delivery of this Agreement or the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) contract, arrangement, commitment or understanding which would prohibit or materially delay the consummation of any of the transactions contemplated by this Agreement, (vii) loan agreement, indenture, mortgage, pledge, conditional sale or title retention agreement, security agreement, guaranty, standby letter of credit (to which Company or any of its Subsidiaries is the responsible party), equipment lease involving the payment of more than $15,000 in any year or lease purchase agreement to which Company or any of its Subsidiaries is a party or by which any of them is bound, (viii) contract, agreement, arrangement or understanding between any affiliate of Company (other than any wholly owned Subsidiary of Company), on the one hand, and Company or any Subsidiary of Company, on the other hand, and (ix) any other contract, arrangement, commitment or understanding that is material to the business, assets, liabilities, financial condition or results of operations of Company and its Subsidiaries, taken as a whole (provided, that for purposes of this clause (ix) any contract, arrangement, commitment or understanding involving payments or receipts by Company or any of its Subsidiaries in excess of $250,000 over the term thereof shall be deemed to be material). Company has made available to Parent complete and accurate copies of all Company Contracts (as defined below). Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a "COMPANY CONTRACT". All contracts, agreements, arrangements or understandings of any kind between any affiliate of Company (other than any wholly owned Subsidiary of Company), on the one hand, and Company or any Subsidiary of Company, on the other hand, are on terms no less favorable to Company or to such Subsidiary of Company than could reasonably have been obtained with an unaffiliated third party on an arm's-length basis. None of Company or any of its Subsidiaries is in material breach of or default in the performance of its obligations under any Company Contract, and no material breach or default, alleged breach or default or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Company or any of its Subsidiaries (or, to the knowledge of Company, any other party or obligor with respect thereto) has occurred, or, assuming the receipt of the Third Party Consents, as a result of its performance of its obligations pursuant to this Agreement will occur. To the extent that Company or any of its Subsidiaries has been, since June 30, 1998, in material breach of or default in performance of its obligations under any Company Contract, such breach or default, together with all such other breaches or defaults, could not reasonably be expected to have a Material Adverse Effect on Company. To the knowledge of Company, each Company Contract is in full force and effect.

         3.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive issued by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a "COMPANY REGULATORY AGREEMENT"), nor has Company or any of its Subsidiaries been advised since January 1, 1998 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement.

         3.16 INVESTMENT SECURITIES. Each of Company and its Subsidiaries has good and marketable title to all investment securities held by it, free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of Company or any of its Subsidiaries. Such investment securities are valued on the books of Company in accordance with GAAP.

         3.17 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Section 3.17 of the Company Disclosure Schedule sets forth the notional amount and the fair value of each interest rate swap, cap, floor and option agreement and other interest rate risk management arrangement, each foreign currency rate derivative and each fuel cost derivative entered into for the account of Company and one of its Subsidiaries, and such instruments, whether entered into for the account of Company or one of its Subsidiaries, were entered into in the ordinary course of business and, to Company's knowledge, in accordance, in all material respects, with prudent business practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties reasonably believed by Company to be financially responsible at the time and are legal, valid and binding obligations of Company or one of its Subsidiaries and to the best knowledge of Company of the other parties thereto enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and to the best knowledge of Company are in full force and effect. Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         3.18 UNDISCLOSED LIABILITIES. Except for (i) those liabilities that are fully reflected or reserved for in the consolidated balance sheet of Company (including the footnotes thereto) included in its Annual Report on Form 10-K for the year ended June 30, 2001 or specifically disclosed in the September 10-Q, in each case as filed with the SEC, (ii) liabilities disclosed in Section 3.18 of the Company Disclosure Schedule and (iii) liabilities in the aggregate not in excess of $100,000 incurred since June 30, 2001 in the ordinary course of business consistent with past practice, at June 30, 2001, neither Company nor any of its Subsidiaries had, and since such date none of them has, incurred any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Company's financial statements in accordance with GAAP).

         3.19 ENVIRONMENTAL LIABILITY. Except as set forth in Section 3.19 of the Company Disclosure Schedule, there are no judicial, legal, administrative, arbitral or other proceedings including any notice of violation or alleged violation, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on Company or any of its Subsidiaries of any liability or obligation arising under common law or under any law, rule, order, guideline, code, decree, statute, regulation or ordinance or other legally enforceable requirement of any foreign government, the United States, or any state, local, municipal or other government authority relating to the protection of the environment or human health or to occupational health or safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("ENVIRONMENTAL LAWS"), pending or threatened against Company or any of its Subsidiaries, which liability or obligation could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Company. To the knowledge of Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation, nor is Company or any of its Subsidiaries the recipient of any request for information or, to the best knowledge of Company, the subject of any investigation in connection with any such proceeding or potential proceeding. Except as disclosed in Section 3.19 of the Company Disclosure Schedule and except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Company, Company and each of its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws during all applicable statute of limitations periods. Except as disclosed in Section 3.19 of the Company Disclosure Schedule and except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Company, wastes or other materials regulated under, or that could result in liability under, Environmental Laws, including without limitation petroleum and petroleum products, asbestos, and polychlorinated biphenyls, have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by Company in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability to Company under or relating to, any Environmental Laws. To the best knowledge of Company, each of the foregoing representations and warranties is also true with respect to any entity for which Company or any of its Subsidiaries may be liable, by contract or by operation of law.

         3.20 INFORMATION SUPPLIED. The Proxy Statement to be sent to the stockholders of Company in connection with the Company Stockholders Meeting, will not, at the date it is first mailed to Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion in such document. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder. Company shall promptly inform Parent of the discovery of any information which should be set forth in a supplement to the Proxy Statement.

         3.21 INSURANCE. Company and its Subsidiaries maintain insurance policies and performance bonds on their respective properties and assets, and with respect to their employees and operations, with reputable insurance carriers, and such insurance policies are identified in Schedule 3.21 of the Company Disclosure Schedule and provide standard coverage for all normal risks incident to the business of Company and its Subsidiaries and their respective properties and assets and are in character and amount similar to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Company. Company and its Subsidiaries are not in material default under any of their insurance policies and have paid all premiums owed thereunder, and no material claims for coverage thereunder have been denied.

         3.22 INTELLECTUAL PROPERTY. Company and its Subsidiaries own or have a valid license to use all trademarks, trade names, service marks, copyrights, patents, trade secrets and other intellectual property (collectively, "INTELLECTUAL PROPERTY") that are material to the conduct of their business. All applications, registrations and patents for such Intellectual Property owned by Company are identified in Section 3.22 of the Company Disclosure Schedule. Except as set forth in Section 3.22 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is bound by or subject to any license or other agreement with respect to any such Intellectual Property (including, without limitation, the rights to the name "Emons" and any variations thereof) that are material to the conduct of their business. Neither Company nor any of its Subsidiaries has received any notice or other communication alleging that its usage of such Intellectual Property violates the intellectual property rights of any other person.

         3.23 RIGHTS AGREEMENT. The Board of Directors of Company has approved an amendment to the Rights Agreement, dated as of April 23, 1999 (the "COMPANY RIGHTS AGREEMENT"), between Company and American Stock Transfer & Trust Company, as Rights Agent, to the effect that neither Parent, Sub nor any of their affiliates shall be deemed an "Acquiring Person", that no "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) shall be deemed to occur pursuant to the Company Rights Agreement by reason of, and the Company Rights Agreement shall not be applicable to, the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, and will cause the trustee under the Company Rights Agreement to execute such amendment as of the date hereof.

         3.24 STATE ANTI-TAKEOVER STATUTES. (a) The Company Board Recommendation is sufficient to render inapplicable to this Agreement, the Merger and the Support Agreement and the other transactions contemplated hereby and thereby the restrictions of Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Support Agreement or the other transactions contemplated hereby or thereby. No provision of Company's certificate of incorporation, bylaws or other governing instruments of Company or any of its Subsidiaries would restrict or impair the ability of Parent to vote, or otherwise exercise the rights of a stockholder with respect to, shares of capital stock of Company or any of its Subsidiaries.

         (b) The Company Stockholder Approval is the only vote of the holders of any class or series of Company securities necessary to adopt this Agreement. No vote of the holders of any class or series of securities of Company or any of its Subsidiaries is required to approve the Support Agreement.

         3.25 PROPERTIES. Except as set forth in Section 3.25 of the Company Disclosure Schedule:

         (a) (i) each of Company and its Subsidiaries has good, valid and marketable title to all material real property owned by Company or any of its Subsidiaries (collectively, the "OWNED REAL PROPERTY") free of all Liens, in each case except, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect on Company and (ii) there are no outstanding contracts for the sale of any Owned Real Property, except those contracts relating to property the value in respect of which does not exceed $500,000 individually or $1,000,000 in the aggregate.

         (b) Pursuant to the leases and subleases (the "REAL PROPERTY LEASES") of Company and its Subsidiaries with respect to all material real property which is leased or subleased by Company or its Subsidiaries (the "LEASED REAL PROPERTY"), Company and its Subsidiaries hold good and valid leasehold title to the Leased Real Property, in each case in accordance with the provisions of the applicable Real Property Lease and free of all Liens, in each case except, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect on Company. Each of the Real Property Leases is enforceable against Company or its Subsidiary, as the case may be, and, to the knowledge of Company, against the other party thereto, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law) and except for such failures to be enforceable as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

         3.26 RELATIONS WITH PRINCIPAL CUSTOMERS. (a) Section 3.26 of the Company Disclosure Schedule lists, by dollar volume paid for the year ended June 30, 2001, the top fifteen customers of Company. The relationships of Company with such customers are good commercial working relationships and, except as set forth in Section 3.26 of the Company Disclosure Schedule or specifically disclosed in the September 10-Q, (i) no such customer since June 30, 2001 has threatened in writing to cancel or otherwise terminate, or to the knowledge of Company intends to cancel or otherwise terminate, the relationship of such customer with Company, (ii) no such customer has since June 30, 2001, decreased materially or threatened in writing to decrease or limit materially, or to the knowledge of Company intends to modify materially its relationship with Company or intends to decrease or limit materially its usage or purchase of the services of Company, and (iii) to the knowledge of Company, the Merger will not affect the relationship of Company with any customer listed in Section 3.26 of the Company Disclosure Schedule.

         (b) Except as set forth in Section 3.26 of the Company Disclosure Schedule or specifically disclosed in the September 10-Q, since June 30, 2001, no customer listed on such section of the Company Disclosure Schedule has canceled any contract for services to be provided by Company, and no such customer has indicated that a material change in its requirements will occur.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

       Parent and Sub hereby represent and warrant to Company as follows:

         4.1 CORPORATE ORGANIZATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 AUTHORITY; NO VIOLATION. (a) Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Parent and Sub and by Parent in its capacity as sole stockholder of Sub. No other corporate proceedings on the part of Parent or Sub and no other votes or consents of any holders of Parent securities are necessary on the part of Parent or Sub to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and (assuming due authorization, execution and delivery by Company) constitutes valid and binding obligations of Parent and Sub, enforceable against each of them in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

         (b) Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation by Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or bylaws of Parent or Sub, as applicable, or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, permit, concession, franchise, license, lease, agreement, contract, or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the ability of Parent or Sub to perform its obligations under and to consummate the transactions contemplated by this Agreement on a timely basis.

         4.3 CONSENTS AND APPROVALS. Except for (i) the Regulatory Approvals,
(ii) the filing with the SEC of the Schedule 14A containing the Proxy Statement
(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) the expiration of any applicable waiting period under the HSR Act, (v) the Company Stockholder Approval, (vi) the filing with the SEC of such reports under the Exchange Act as may be required in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, (vii) the approval of Parent's lenders referred to in the Financing Letter and (viii) such other consents, approvals and registrations the failure to obtain which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under and to consummate the transactions contemplated by this Agreement on a timely basis, no consents or approvals of or filings or registrations with any Regulatory Agency, Governmental Entity, or of or with any third party, are necessary in connection with the execution and delivery by Parent and Sub of this Agreement and the consummation by Parent or Sub of the transactions contemplated by this Agreement. Parent has no reason to believe that any Requisite Approvals will not be obtained on a timely basis.

         4.4 BROKER'S FEES. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

         4.5 INFORMATION SUPPLIED. The information supplied by Parent or Sub in writing for inclusion in the Proxy Statement to be sent to the stockholders of Company in connection with the Company Stockholders Meeting, will not, at the date it is first mailed to Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.6 FINANCIAL CAPABILITY. Parent has delivered to Company a copy of a letter addressed to Parent from Fleet National Bank, administrative agent and syndication agent pursuant to Parent's revolving credit facility, indicating the availability pursuant to Parent's revolving credit facility of financing in connection with the Merger (the "FINANCING LETTER"). The financing contemplated by the Financing Letter is sufficient to consummate the Merger in accordance with the terms hereof. Parent knows of no circumstances or condition that will prevent the availability at the Closing of the requisite financing to consummate the transactions contemplated by this Agreement on the terms set forth herein, as provided in the Financing Letter.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1 CONDUCT OF COMPANY BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly required or permitted by this Agreement, Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with applicable laws, (b) use reasonable best efforts to maintain and preserve intact its business organization, assets, employees and business relationships and retain the services of its key officers and key employees and (c) take no action which would materially adversely affect or delay in any respect the ability of either Parent or Company to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity or any Third Party Consent required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

         5.2 FORBEARANCES OF COMPANY. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the Company Disclosure Schedule and except as expressly required or permitted by this Agreement, Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, which consent shall not be unreasonably withheld:

         (a) (i) incur any indebtedness for borrowed money (other than (A) short-term indebtedness incurred to refinance existing short-term indebtedness and (B) indebtedness of Company or any of its Subsidiaries owed to Company or any of its other wholly owned Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan, advance or capital contribution (other than to Company or any of its wholly owned Subsidiaries) or (ii) make or commit to make any capital expenditures (net of governmental grants received) in excess of $100,000 for any single or related group of capital expenditures, or $500,000 in the aggregate for all capital expenditures;

         (b) (i) adjust, split, combine or reclassify any of its capital stock;
    (ii) make, declare, set aside or pay any dividend (except for dividends paid in the ordinary course of business by any wholly owned Subsidiaries of Company to Company or to any other of its wholly owned Subsidiaries) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any individual, corporation or other entity any right to acquire any shares of its capital stock or any stock appreciation or similar rights except as permitted by Section 5.2(i); (iv) issue or authorize the issuance of, deliver, sell, transfer, pledge or otherwise encumber any additional shares of capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, other than the issuance of Company Common Stock pursuant to the exercise of stock options or warrants disclosed in Section 3.2 of the Company Disclosure Schedule as being outstanding on the date of this Agreement and granted pursuant to the Company Stock Plans; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

         (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including, without limitation, capital stock in any Company Subsidiary, to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice;

         (d) make any material investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity, other than an investment in a wholly owned Subsidiary of Company;

         (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

         (f) acquire or agree to acquire voting or non-voting equity securities or similar ownership interests in any person (other than a Subsidiary);

         (g) commence, undertake or engage in any new line of business;

         (h) enter into or terminate any material lease, contract or agreement, or make any change in any of its existing material leases, contracts or agreements; enter into any contract, arrangement, commitment or understanding of the types described in clause (iii), (v) or (vi) of Section 3.14; or enter into any contract, agreement, arrangement or understanding involving payments or receipts by Company or any of its Subsidiaries in excess of $100,000 over the term thereof;

         (i) (i) increase or accelerate the compensation or benefits of any present or former director, officer, consultant, independent contractor or employee of Company or its Subsidiaries (except for increases in salary or wages in the ordinary course of business consistent with past practice),
    (ii) grant any severance or termination pay to any present or former director, officer, consultant, independent contractor or employee of Company or its Subsidiaries , (iii) loan or advance any money or other property to any present or former director, officer, consultant, independent contractor or employee of Company or its Subsidiaries, (iv) establish, adopt, enter into, amend or terminate any Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Employee Plan if it were in existence as of the date of this Agreement or (v) amend any term of a Company Option.

         (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of current liabilities or obligations, in accordance with their terms, in the ordinary course of business consistent with past practice or payments, discharges or satisfaction of liabilities where the amount paid does not exceed $25,000 for any single matter or related group of matters, or waive, release, grant, or transfer any rights of value or modify or change any existing license, lease, contract or other document in any manner that would be materially adverse to Company and its Subsidiaries;

         (k) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation where the amount paid does not exceed $25,000 for any single litigation matter or related group of litigation matters (provided such settlement or compromise agreements do not involve any non-monetary obligations on the part of Company or any of its Subsidiaries);

         (l) change any accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof, as concurred in by Company's independent auditors;

         (m) make or change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

         (n) adopt or implement any amendment to its certificate of incorporation or bylaws or other comparable organizational documents, or enter into any plan of consolidation, merger or reorganization with any person other than a wholly owned Subsidiary of Company;

         (o) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization;

         (p) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law; or

         (q) agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 5.2.

         5.3 TRANSITION. Company shall and shall cause its Subsidiaries to make available to Parent at the facilities of Company and its Subsidiaries, where determined by Parent to be appropriate and necessary, office space in order to assist it in observing all operations and reviewing all matters concerning Company's affairs. Without in any way limiting the provisions of Section 6.3, Parent, its Subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to Company, be entitled to review the operations and visit the facilities of Company and its Subsidiaries at all times as may be deemed reasonably necessary by Parent in order to accomplish the foregoing arrangements. Notwithstanding the foregoing, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Company's operations prior to the Effective Time. Prior to the Effective Time, each of Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations. In the exercise of its rights pursuant to this Section 5.3, Parent shall not disrupt the operations of Company and shall not be entitled to direct the activities of Company or any of its employees.

         5.4 NOTIFICATION OF TAX PROCEEDINGS. From the date of this Agreement to the Effective Time, to the extent Company or any Subsidiary becomes aware of the commencement or scheduling of any Tax audit, the assessment of any material Tax, the issuance of any notice of material Tax due or any bill for collection of any material Tax due or any material lien for Taxes, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment, or collection of any material Tax on Company or any Subsidiary, Company shall provide prompt notice to Parent of such matter setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax Authority with respect of the matter.

                                   ARTICLE VI

                              Additional Agreements

         6.1 COMPANY STOCKHOLDERS MEETING; PREPARATION OF PROXY STATEMENT. Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") to be duly called and held as soon as practicable after the date hereof for the purpose of approving the adoption of this Agreement. As promptly as practicable following the date hereof, Parent and Company shall prepare and file with the SEC preliminary proxy materials, which shall include a proxy statement (such proxy statement, and any amendments thereto, the "PROXY STATEMENT"). The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the SEC thereunder. Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to the other party and advise the other party of any oral comments with respect to the Proxy Statement received from the SEC. Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to Company's stockholders as promptly as practicable after Company is permitted to do so under the Exchange Act. Company will inform the Parent, promptly after it receives notice thereof, of any request by the SEC for an amendment to the Proxy Statement or requests for additional information. No amendment or supplement to the Proxy Statement shall be filed without the approval of Parent, which approval shall not be unreasonably withheld or delayed. The Board of Directors of Company shall (i) include in the Proxy Statement (x) the Company Board Recommendation unless, after consultation with Company's outside counsel, the Board of Directors of Company determines in good faith that the inclusion of such recommendation would constitute a breach by the Board of Directors of Company of its fiduciary duties under applicable law and
(y) the opinion of the Company Financial Advisor referred to in Section 3.6(b) and (ii) use its reasonable best efforts to obtain the necessary vote in favor of the adoption of this Agreement by its stockholders. The Board of Directors of Company shall not withdraw, amend, modify or materially qualify in a manner adverse to Parent the Company Board Recommendation (or announce publicly its intention to do so) unless, after consultation with Company's outside counsel, the Board of Directors of Company determines in good faith that failure to do so would constitute a breach by Board of Directors of Company of its fiduciary duties under applicable law. Subject to its right to terminate this Agreement in accordance with the terms herein, Company shall be required to satisfy all its other obligations under this Agreement, including, without limitation, its obligations under this Section 6.1, whether or not the Board of Directors of Company shall have withdrawn, amended, modified or qualified in a manner adverse to Parent the Company Board Recommendation or announced publicly its intention to do so.

         6.2 REASONABLE BEST EFFORTS. (a) Each of Parent and Company shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts
(i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or any of its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, Regulatory Agency and any other third party which is required to be obtained by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

         (b) The parties hereto shall cooperate with each other (except with respect to the Surface Transportation Board, which is governed by Section 6.2(c)) and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to identify and obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and any other third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent and Company shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Company or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any Governmental Entity or any other third party in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Governmental Entities, Regulatory Agencies and other third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

         (c) Parent, on the one hand, and Company, on the other, shall, and each shall cause its Subsidiaries to, subject to the following sentences, (i) cooperate with one another to prepare and present to the Surface Transportation Board and Canadian Transportation Administration, as soon as practicable, all filings and other presentations in connection with seeking any Surface Transportation Board and Canadian Transportation Administration approval, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement and the Support Agreement, (ii) prosecute such filings and other presentations as reasonably and promptly as practicable and keep the other party apprised of the status of matters relating to the Surface Transportation Board and Canadian Transportation Administration, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any further action as in the reasonable judgment of Parent and Company may facilitate obtaining final orders of the Surface Transportation Board and Canadian Transportation Administration exempting or approving such transactions consistent with this Agreement and the transactions contemplated herein. Subject to consultations with Company and, after giving good faith consideration to the views of Company, Parent shall have final authority over the development, presentation and conduct of the Surface Transportation Board and Canadian Transportation Administration cases, including over decisions as to whether to agree to or acquiesce in conditions. Company shall take no regulatory or legal action in connection with the Surface Transportation Board or Canadian Transportation Administration without Parent's consent.

         (d) Parent and Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

         6.3 ACCESS TO INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Company shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, complete access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, Company shall, and shall cause its Subsidiaries to, make available to Parent and such other parties (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or other federal or state laws (other than reports or documents which Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request, in all cases so that Parent may have full opportunity to make such investigations as it desires of the affairs and assets of Company. Neither Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) Parent shall hold all information furnished by or on behalf of Company or any of Company's Subsidiaries or representatives pursuant to Section 6.3(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated October 18, 2001 between Parent and Company (the "CONFIDENTIALITY AGREEMENT").

         (c) No investigation by Parent or its representatives shall affect the representations and warranties of Company set forth herein.

         6.4 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain, to the extent permitted by law, the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were entitled to such indemnification under the certificate of incorporation or bylaws of Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated hereby), unless such modification is required by law; PROVIDED, that the certificate of incorporation and bylaws of the Surviving Corporation shall not be required to contain such provisions if Parent otherwise provides the same level of indemnification for such individuals as contained in the certificate of incorporation and bylaws of the Surviving Corporation.

         (b) The Surviving Corporation and Parent shall indemnify, defend and hold harmless the present and former officers and directors of Company or any of Company's Subsidiaries in their capacities as such (each an "INDEMNIFIED PARTY") after the Effective Time against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time to the fullest extent now provided in their respective certificate of incorporation or bylaws, and as permitted by applicable law. In the event of any claim, action, suit, proceeding or investigation for which indemnification is provided pursuant to the immediately preceding sentence (an "ACTION"), (i) Parent shall or shall cause the Surviving Corporation to pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and, if required, upon receipt of any undertaking required by applicable law, and (ii) Parent will, and will cause the Surviving Corporation to, cooperate in the defense of any such matter; PROVIDED that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and PROVIDED FURTHER that neither Parent nor the Surviving Corporation shall be obligated pursuant to this Section 6.4 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

         (c) Parent shall use its reasonable best efforts to cause the persons serving as officers and directors of Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend in any year more than 200% of the amount expended by Company for such coverage in fiscal 2001 (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto and further PROVIDED, that if Parent is unable to maintain or obtain the insurance called for by this Section 6.4(c), Parent shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

         (d) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

         (e) The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         6.5 ADDITIONAL AGREEMENTS. In case at any time either prior to or after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any other merger between a Subsidiary of Company and a Subsidiary of Parent) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

         6.6 ADVICE OF CHANGES. Company shall promptly advise Parent of any change that could reasonably be expected to have a Material Adverse Effect on it and Company and Parent shall promptly advise the other party of any change or event that could reasonably be expected to delay or impede the ability of Parent, Sub or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the transactions contemplated hereby or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to any party receiving such notice.

         6.7 NO SOLICITATION. (a) From and after the date hereof until termination of this Agreement, neither Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives or advisors to, (i) solicit, initiate, encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person other than Parent relating to, (A) any acquisition or purchase of 15% or more of the consolidated assets of Company and its Subsidiaries (including through the formation of a joint venture) or of any equity securities of Company or any of its Subsidiaries, (B) any tender offer or exchange offer (including a self-tender offer) for any class of equity securities of Company or any of its Subsidiaries, (C) any merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Company or any of its Subsidiaries or (D) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (any of the foregoing, a "TRANSACTION PROPOSAL"), or agree to, approve or endorse any Transaction Proposal, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; PROVIDED, that Company may, in response and with respect to a bona fide unsolicited written proposal from a third party submitted after the date of this Agreement which constitutes a Superior Proposal (as defined below), engage in the activities specified in clause (ii), if (X) based on the advice of Company's outside counsel, the Board of Directors of Company determines in good faith that failure to take such action in response to such a proposal would constitute a breach by the Board of Directors of Company of its fiduciary duties under applicable law, (Y) Company has received from such third party an executed confidentiality agreement with terms not materially less favorable to Company than those contained in the Confidentiality Agreement and (Z) Company has fully and completely complied with this Section 6.7. If Company receives a Transaction Proposal, or a request for nonpublic information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any Person who is considering making or has made a Transaction Proposal, it shall immediately inform Parent orally and shall as promptly as practicable (and in any event within one day) inform Parent in writing of the terms and conditions of such proposal and the identity of the person making it, forwarding a copy of any written communications relating thereto. Company will keep Parent fully informed on as prompt a basis as is practicable of the status and details of any such Transaction Proposal or request and any related discussions or negotiations, including by forwarding copies of any material written communications relating thereto. Company will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about Company or its Subsidiaries that was furnished by or on behalf of Company or its Subsidiaries in connection with any of the foregoing to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or its Subsidiaries is a party. Company shall ensure that the officers, directors and employees of Company and its Subsidiaries and any investment banker or other advisor or representative retained by such party are aware of and instructed to comply with the restrictions described in this
Section 6.7. Nothing in this Section 6.7 shall prohibit Company or its Board of Directors from taking and disclosing to Company's stockholders a position with respect to a Transaction Proposal by a third party to the extent required under the Exchange Act, including Rules 14e-2 and 14d-9 thereunder, or from making such disclosure to Company's stockholders which, after consultation with Company's outside counsel, the Board of Directors of Company determines in good faith is required under applicable law; PROVIDED, that nothing in this sentence shall affect the obligations of Company and its Board of Directors under any other provision of this Agreement. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means a bona fide written Transaction Proposal for at least a majority of the outstanding fully diluted shares of Company Common Stock or for all or substantially all of the consolidated assets of Company made by a Third Party after the date hereof for which all necessary financing is committed and which, if accepted, is reasonably likely to be consummated and taking into account all legal, financial and regulatory aspects of the proposal and the person making such proposal, including the relative expected consummation date, is financially superior to the holders of Company Common Stock as compared to the Merger.

         (b) Company shall not amend, modify or waive any provision of the Company Rights Agreement, and shall not take any action to redeem the Company Rights or render the Company Rights inapplicable to any transaction other than the transactions to be effected pursuant to this Agreement, which is reasonably likely to reduce the likelihood of or delay the consummation of the Merger, or result in any increase in the costs or decrease in the benefits to Parent of the Merger, or affect the capitalization of Parent or any of its affiliates after the Merger.

         6.8 PUBLICITY. Company, on the one hand, and Parent and Sub, on the other hand, will consult with each other before holding any press conferences, analyst calls or other meetings or discussions and before issuing any press releases or other public announcements or statements regarding the transactions contemplated hereby or by the Support Agreement. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement or the Support Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof. In addition, Company shall, and shall cause its Subsidiaries to, (a) consult with Parent regarding communications with stockholders and employees relating to the transactions contemplated hereby, (b) if Parent so requests, provide Parent with stockholder lists of Company and (c) allow and facilitate Parent contact with stockholders of Company.

         6.9 STOCKHOLDER LITIGATION. The parties to this Agreement shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement or the Support Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, Company agrees that it will not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the Support Agreement or the transactions contemplated hereby or thereby (including the Merger) without Parent's prior written consent, which shall not be unreasonably withheld.

         6.10 ANTI-TAKEOVER PROVISIONS. (a) Each party will take all steps necessary to exempt (or continue the exemption of) the Merger and the other transactions contemplated hereby and by the Support Agreement from, and challenge the validity of, any applicable state takeover law (including Section 203 of the DGCL), as now or hereafter in effect.

         (b) The Board of Directors of Company shall take all further action (in addition to that referred to in Section 3.23), if any, necessary in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

         6.11 STOP TRANSFER. Company acknowledges and agrees to be bound by and comply with the provisions of Section 3.1 of the Support Agreement as if a party thereto with respect to transfers of record ownership of shares of Company Common Stock and agrees to notify the transfer agent for any such shares and provide such documentation and do such other things as may be necessary to effectuate the provisions of such agreement.


         6.12 ACKNOWLEDGEMENT OF PAYMENTS UNDER COMPANY AGREEMENTS.

         Notwithstanding the provisions of the agreements set forth in Section
6.12 of the Company Disclosure Schedule, Parent agrees to pay or cause to be paid at the Closing the payments provided for in the specified sections of such agreements set forth in Section 6.12 of the Company Disclosure Schedule.

         6.13 PARENT OTHER ACTIONS. During the period from the date of this Agreement to the Effective Time, Parent shall not take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law or as expressly required or permitted by this Agreement.

                                  ARTICLE VII

                              Conditions Precedent

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) COMPANY STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained in accordance with applicable law.

         (b) OTHER CONSENTS AND APPROVALS. All Requisite Approvals shall have been obtained except for such consents and approvals, the failure to obtain which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, Company or the Surviving Corporation, and no such consent or approval shall contain any conditions or restrictions which could reasonably be expected to result in a Material Adverse Effect on Parent, Company or the Surviving Corporation.

         (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

         (d) HSR ACT. The applicable waiting period under the HSR Act shall have expired or been terminated.

         (e) CERTAIN ACTIONS OR PROCEEDINGS. There shall not be any action or proceeding brought or threatened by any Governmental Entity seeking, or any action or proceeding brought by any other person that could reasonably be expected to result in, any executive order, decree, ruling or injunction or other order of a court or Governmental Entity of competent jurisdiction which would have the effect of prohibiting or making illegal any of the transactions contemplated hereby.

         7.2 CONDITIONS TO COMPANY'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of Company to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

         (a) Each of the representations and warranties of Parent and Sub contained in this Agreement shall have been true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) when made and shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and Company shall have received a certificate of the Chief Executive Officer or the Chief Operating Officer of Parent to the foregoing effect.

         (b) Parent and Sub shall have performed and complied with in all material respects their obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and Company shall have received a certificate of the Chief Executive Officer or the Chief Operating Officer of Parent to the foregoing effect.

         7.3 CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

         (a) Each of the representations and warranties of Company contained in this Agreement shall have been true and correct when made and shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and Parent shall have received a certificate of the Chief Executive Officer, and Chief Financial Officer of Company to the foregoing effect.

         (b) Company shall have performed and complied with in all material respects its obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer, and Chief Financial Officer of Company to the foregoing effect.

         (c) Neither Parent, Sub nor any of their affiliates shall have become an "Acquiring Person" and no "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) shall have occurred with respect to Parent or Sub pursuant to the Company Rights Agreement.

         (d) Parent shall have received the proceeds of financing identified in the Financing Letter or upon terms and conditions that are, in the reasonable judgment of Parent and Sub, substantially equivalent thereto.

         (e) Company shall have provided to Parent a certificate in form and substance reasonably satisfactory to Parent, duly executed and acknowledged, certifying that the transactions contemplated by this Agreement are exempt from withholding under section 1445 of the Code.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Company of the matters presented in connection with the Merger:

         (a) by mutual written consent of Parent and Company;

         (b) by either Parent or the Board of Directors of Company if (i) any Governmental Entity or Regulatory Agency of competent jurisdiction which must grant a Requisite Approval has denied such approval and such denial has become final and nonappealable or any Governmental Entity or Regulatory Agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable, PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to comply with Section 6.2 or any other provision of this Agreement has been the cause of such action, (ii) the Company Stockholder Approval shall not have been received at the Stockholders Meeting duly called and held or (iii) the Effective Time shall not have occurred on or before June 1, 2002 (the "TERMINATION DATE"), PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date until ten business days after such failure has been cured.

         (c) by the Board of Directors of Company, if, prior to Effective Time,
    (i) Parent or Sub shall have failed to perform in any material respect any of their obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform (A) would permit Company not to consummate the Merger pursuant to Section 7.2(b) and (B) is not cured or is incapable of being cured within 10 days after the receipt by Parent of written notice of such failure, (ii) any representation or warranty of Parent or Sub contained in this Agreement shall not be true and correct (except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and correct as of such date), except, in any case, such failures to be true and correct which are not reasonably likely to materially adversely affect Parent's or Sub's ability to complete the Merger, PROVIDED, that such failure to be true and correct (A) would permit Company not to consummate the Merger pursuant to Section 7.2(a) and (B) is not cured or is incapable of being cured within 10 days after the receipt by Parent of written notice of such failure, (iii) prior to the Company Stockholder Approval, upon five business days' prior irrevocable written notice to Parent, in order to accept an unsolicited Superior Proposal; PROVIDED, HOWEVER, that (unless, after consultation with Company's outside counsel, the Board of Directors of Company determines in good faith that it is required not to perform the actions set forth in the immediately following clauses (X) and (Y) under applicable law) (X) such notice shall include a copy of any proposed or definitive documentation relating to such Superior Proposal (including all financing documentation), and shall otherwise specify all material terms, conditions and other information with respect thereto and (Y) prior to any such termination, Company shall, if requested by Parent in connection with any revised proposal Parent might make, negotiate in good faith for such five business day period with Parent, and such third party proposal remains a Superior Proposal after taking into account any revised proposal during such five business day period; and PROVIDED, FURTHER, that it shall be a condition to termination pursuant to this Section 8.1(c)(iii) that Company shall have made the payment of the fee to Parent required by Section 8.2(b), or (iv) if the conditions to Parent's and Sub's obligations set forth in Sections 7.1 and 7.3 (other than the condition set forth in Section 7.3(d)) have been satisfied and Parent is unable or unwilling to complete the Merger within five days following the receipt by Parent of notice from Company that all of the conditions to Company's obligations set forth in Sections 7.1 and
    Section 7.2 have been satisfied or waived;

         (d) by Parent, if, prior to Effective Time, (i) Company shall have failed to perform in any material respect any of its obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform (A) would permit the Parent not to consummate the Merger pursuant to 7.3(b) and (B) is not cured or is incapable of being cured within 10 days after the receipt by Company of written notice of such failure, (ii) any representation or warranty of Company contained in this Agreement shall not be true and correct (except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and correct as of such date), PROVIDED, that such failure to be true and correct (A) would permit the Parent not to consummate the Merger pursuant to 7.3(a) and (B) is not cured or is incapable of being cured within ten days after the receipt by Company of written notice of such failure, (iii) the Board of Directors of Company withdraws or materially modifies or changes its recommendation of this Agreement and/or transactions contemplated hereby (including the Merger) in a manner adverse to Parent or Sub (or fails to reconfirm such recommendation if so requested by Parent within 10 business days following such request) or approves, accepts or recommends another Transaction Proposal, (iv) Company or any of its Subsidiaries shall have breached Section 6.7 in any material respect; or (v) Parent, Sub or any of their affiliates shall have become an "Acquiring Person", or a "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) shall have occurred with respect to Parent or Sub, pursuant to the Company Rights Agreement.

         8.2 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by either Parent or Company as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, and none of Parent, Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.3(b), this Section 8.2 and Article IX shall survive any termination of this Agreement, (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Company shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement, (iii) Company shall pay to Parent the Termination Fee (as defined below), if applicable, in accordance with this Section 8.2.

         (b) In the event that this Agreement is terminated (A) by Parent pursuant to (or at any time that Parent is entitled to terminate this Agreement pursuant to) clauses (d) (iii), (iv) or (v) of Section 8.1 or (B) by Company pursuant to Section 8.1(c)(iii), Company shall pay to Parent by wire transfer of immediately available funds to an account designated by Parent within two business days following such termination an amount equal to $1,000,000 (one million dollars) (the "TERMINATION FEE").

         (c) If a Transaction Proposal is commenced, publicly disclosed, publicly proposed or otherwise communicated or made known to Company at any time on or after the date of this Agreement and prior to the termination hereof, and this Agreement is terminated pursuant to (or at any time that Parent is entitled to terminate this Agreement pursuant to) clause (b)(ii) of Section 8.1, clause
(d)(i) of Section 8.1 based on a willful failure to perform any obligation hereunder, or clause (d)(ii) of Section 8.1 based on a willful act or omission causing a representation or warranty not to be true, Company shall pay to Parent by wire transfer of immediately available funds to an account designated by Parent within two business days following such termination the Termination Fee.

         (d) If this Agreement is terminated pursuant to (or at any time that Parent is entitled to terminate this Agreement pursuant to) clause (b)(ii) or
(b)(iii) of Section 8.1 and Company is in willful and material breach of a representation, warranty, covenant or agreement contained herein and within 12 months of the date of such termination, Company enters into a definitive agreement with respect to, or consummates, any Transaction Proposal, then Company shall pay to Parent an amount equal to the Termination Fee concurrently with the earlier of the execution of such definitive agreement or the consummation of such Transaction Proposal.

         (e) If this Agreement is terminated by Company pursuant to Section 8.1(c)(iv), then Parent shall pay to Company by wire transfer of immediately available funds to an account designated by Company within two business days following such termination the Termination Fee.

         (f) If a party fails to pay any amounts due under this Section 8.2 within the time periods specified herein, such party shall pay all costs and expenses (including legal fees and expenses) incurred by the other party in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the publicly announced prime or base lending rate of The Chase Manhattan Bank from the date such amounts were required to be paid until the date actually received by the party to whom they are due.

         8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Company; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the stockholders of Company, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the stockholders of Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Company Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Support Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         9.2 EXPENSES. Subject to Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally to the recipient, (ii) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (iii) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (iv) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices and other communications shall be sent if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to Parent, to:

                           Genesee & Wyoming Inc.
                           66 Field Point Road
                           Greenwich, CT 06830
                           Attention: Mark Hastings
                           Fax: (203) 661-4106

                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017
                           Attention: Philip T. Ruegger, Esq.
                           Fax:  (212) 455-2502

                           and

                           if to Company, to:

                           Emons Transportation Group, Inc.
                           96 South George Street
                           York, PA 17401
                           Attention: Robert Grossman
                           Fax: (717) 854-6275

                           with a copy to:

                           Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, NW
                           Washington, DC 20036
                           Attention: Alan Berkeley, Esq.
                           Fax: (202) 778-9100


         9.4 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Company, Parent or any of their respective Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

         9.5 COUNTERPARTS; FACSIMILE. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signatures of the parties hereto.

         9.6 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Support Agreement and the Confidentiality Agreement.

         9.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         9.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.9 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.4, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court or New York State court sitting in the Borough of Manhattan, City of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, Parent, Sub and Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                 GENESEE & WYOMING INC.


                                 By:/s/ Mark W. Hastings
                                    --------------------------------
                                      Name:  Mark W. Hastings
                                      Title: Executive Vice President



                                 ETR ACQUISITION CORPORATION


                                 By:/s/ Mark W. Hastings
                                    --------------------------------
                                      Name:  Mark W. Hastings
                                      Title: Executive Vice President



                                 EMONS TRANSPORTATION GROUP, INC.


                                 By:/s/ Robert Grossman
                                    --------------------------------
                                      Name:  Robert Grossman
                                      Title: Chairman and President